Exhibit 99.1

For Release: Thursday, Nov. 1, 2012, 10 a.m. EDT

GM U.S. Sales Increase 5 percent in October
Retail sales up 7 percent, fleet down 2 percent

DETROIT - General Motors Co. (NYSE: GM) today reported its highest October sales in the United States since 2007, with deliveries up 5 percent versus a year ago to 195,764 vehicles. Year-over-year sales to retail customers were up 7 percent and sales to fleet customers were down 2 percent.

“GM had a solid October in a month that was marked by a devastating national tragedy,” said Kurt McNeil, vice president, U.S. sales operations. “All of us at GM are deeply saddened by the loss of life and the extensive damage caused by the storms, but we're really encouraged by the national and local response, which will speed the recovery.”

GM's new cars had a standout performance in October.

“With new designs like the Chevrolet Spark, Buick Verano and Cadillac ATS, and a growing reputation for quality and good resale value, we are becoming an even more formidable competitor in every segment - not just traditional GM strongholds like trucks,” McNeil said.

Sales of GM passenger cars increased 15 percent in October compared with a year ago. Crossovers were up 3 percent and sales of full-size pickup trucks were up 8 percent.

•	Passenger car sales were driven by a 37 percent increase in Cadillac car sales, a 27 percent increase in Buick car sales and a 12 percent increase in Chevrolet car sales.

•
Combined sales of mini, small and compact cars were up 72 percent compared with a year ago, driven by strong Spark and Sonic sales and a 34 percent increase in Cruze sales. Chevrolet dealers also delivered a record 2,961 Volts.

•	Crossover sales were driven by double-digit increases for the Cadillac SRX, GMC Acadia and GMC Terrain.

•	Overall truck sales were down 2 percent, reflecting lower sales of the GMC and Chevrolet mid-size pickups, which have been discontinued, and large SUVs.

“Year over year, the light vehicle selling rate has increased for eight consecutive quarters without a tailwind from the residential housing sector but that is starting to change,” said McNeil. “If these trends continue, housing may be the final piece of the puzzle that lifts sales above 15 million units on an annual basis just as GM prepares to launch even more new cars, crossovers and trucks.”

GM will replace 70 percent of its U.S. nameplates with redesigned or all-new vehicles over the course of 2012 - 2013. In anticipation of robust demand, GM has increased its year-end inventory target from the 650,000-unit range to 660,000 to 670,000 units. This change reflects higher planned stocks of new passenger cars. The truck inventory target is unchanged.

2012 Highlights	Oct. Total Sales	Total Change vs. Oct. 2011	Oct. Retail Sales	Retail Change vs. Oct. 2011	CYTD Sales	CYTD Change vs. 2011	CYTD Retail Sales	CYTD Retail Change vs. 2011
Chevrolet	135,305	2.7%	98,248	4.6%	1,555,688	4.7%	1,058,018	4%
GMC	33,570	6.2%	29,642	7.5%	340,128	4.2%	286,441	3.3%
Buick	13,384	14.5%	12,605	15.4%	150,646	(0.7)%	135,095	4.3%
Cadillac	13,505	14.5%	12,510	16%	117,017	(6.4)%	110,303	(0.2)%
Total GM	195,764	4.7%	153,005	6.8%	2,163,479	3.6%	1,589,857	3.6%

Inventory	Units @ Oct. 31, 2012	Days Supply (selling day adjusted)	Units @ Oct. 1, 2012	Days Supply (selling day adjusted)	Year-end Inventory Target	Year-end Days Supply Target (selling day adjusted)
All Vehicles	739,034	98	689,334	82	660,000 - 670,000 units	65 - 70
Full-size Pickups	235,585	110	240,810	116	200,000 - 220,000 units	80 - 85

Industry Sales	Oct. SAAR (est.)	CYTD SAAR (est.)	Full Year 2012 (est.)
Light Vehicles	14.4 million range	14.3 million range	14.0 million - 14.5 million

General Motors Co. (NYSE:GM, TSX: GMM) and its partners produce vehicles in 30 countries, and the company has leadership positions in the world's largest and fastest-growing automotive markets. GM's brands include Chevrolet and Cadillac, as well as Baojun, Buick, GMC, Holden, Jiefang, Opel, Vauxhall and Wuling. More information on the company and its subsidiaries, including OnStar, a global leader in vehicle safety, security and information services, can be found at http://www.gm.com.

CONTACT:
Jim Cain
GM Communications
313-407-2843
james.cain@gm.com

Forward-Looking Statements
In this press release and in related comments by our management, our use of the words “expect,” “anticipate,” “possible,” “potential,” “target,” “believe,” “commit,” “intend,” “continue,” “may,” “would,” “could,” “should,” “project,” “projected,” “positioned” or similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. We believe these judgments are reasonable, but these statements are not guarantees of any events or financial results, and our actual results may differ materially due to a variety of important factors. Among other items, such factors might include: our ability to realize production efficiencies and to achieve reductions in costs as a result of our restructuring initiatives and labor modifications; our ability to maintain quality control over our vehicles and avoid material vehicle recalls; our ability to maintain adequate liquidity and financing sources and an appropriate level of debt, including as required to fund our planned significant investment in new technology; the ability of our suppliers to timely deliver parts, components and systems; our ability to realize successful vehicle applications of new technology; and our ability to continue to attract new customers, particularly for our new products. GM's most recent annual report on Form 10-K and quarterly reports on Form 10-Q provides information about these and other factors, which we may revise or supplement in future reports to the SEC.

	October			(Calendar Year-to-Date)
				January - October
	2012	2011	%Change Volume	2012	2011	%Change Volume
Enclave	4,273	4,509	(5.2)	45,834	48,913	(6.3)
LaCrosse	4,139	4,048	2.2	49,205	49,106	0.2
Lucerne	4	849	(99.5)	970	18,822	(94.8)
Regal	1,466	2,281	(35.7)	21,989	34,938	(37.1)
Verano	3,502	—	***.*	32,648	—	***.*
Buick Total	13,384	11,687	14.5	150,646	151,779	(0.7)
ATS	1,266	—	***.*	1,877	—	***.*
CTS	2,344	3,918	(40.2)	40,809	45,818	(10.9)
DTS	1	404	(99.8)	463	11,159	(95.9)
Escalade	990	1,424	(30.5)	10,284	11,915	(13.7)
Escalade ESV	668	722	(7.5)	6,463	6,492	(0.4)
Escalade EXT	174	163	6.7	1,522	1,578	(3.5)
SRX	5,521	4,984	10.8	45,745	44,845	2.0
STS	1	180	(99.4)	158	3,166	(95.0)
XLR	—	—	***.*	—	12	***.*
XTS	2,540	—	***.*	9,696	—	***.*
Cadillac Total	13,505	11,795	14.5	117,017	124,985	(6.4)
Avalanche	2,331	1,696	37.4	19,480	15,685	24.2
Aveo	2	65	(96.9)	63	28,547	(99.8)
Camaro	5,122	6,119	(16.3)	74,090	76,368	(3.0)
Caprice	343	116	195.7	3,208	614	422.5
Captiva Sport	3,408	2,140	59.3	30,556	2,140	***.*
Cobalt	—	7	***.*	11	850	(98.7)
Colorado	1,612	2,093	(23.0)	34,220	26,078	31.2
Corvette	1,167	946	23.4	11,737	11,216	4.6
Cruze	19,121	14,295	33.8	199,721	201,819	(1.0)
Equinox	15,387	15,108	1.8	182,249	160,143	13.8
Express	5,528	6,421	(13.9)	63,414	58,095	9.2
HHR	—	68	***.*	21	36,839	***.*
Impala	8,368	11,982	(30.2)	148,547	150,104	(1.0)
Kodiak 4/5 Series	—	—	***.*	—	10	***.*
Malibu	9,629	10,239	(6.0)	189,094	181,505	4.2
Silverado-C/K Pickup	38,739	36,656	5.7	336,939	333,092	1.2
Sonic	5,495	3,833	43.4	70,241	5,539	***.*
Spark	2,134	—	***.*	8,447	—	***.*
Suburban (Chevy)	3,595	4,655	(22.8)	37,455	37,710	(0.7)
Tahoe	4,926	7,060	(30.2)	54,407	63,696	(14.6)
TrailBlazer	—	—	***.*	—	33	***.*
Traverse	5,437	7,197	(24.5)	72,479	90,661	(20.1)
Volt	2,961	1,108	167.2	19,309	5,003	285.9
Chevrolet Total	135,305	131,804	2.7	1,555,688	1,485,747	4.7
Acadia	5,613	5,034	11.5	69,470	67,047	3.6
Canyon	472	778	(39.3)	8,090	8,412	(3.8)
Envoy	—	—	***.*	—	5	***.*
Savana	1,047	910	15.1	18,306	14,006	30.7
Sierra	14,568	13,362	9.0	126,749	120,704	5.0
Terrain	7,286	6,350	14.7	78,112	69,801	11.9
Topkick 4/5 Series	—	—	***.*	—	5	***.*
Topkick 6/7/8 Series	—	—	***.*	—	8	***.*
Yukon	2,289	2,958	(22.6)	21,438	27,295	(21.5)
Yukon XL	2,295	2,217	3.5	17,963	19,273	(6.8)
GMC Total	33,570	31,609	6.2	340,128	326,556	4.2
GM Vehicle Total	195,764	186,895	4.7	2,163,479	2,089,067	3.6
* 26 selling days for the October period this year and 26 for last year.